CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 25, 2016, relating to the financial statements and financial highlights, which appear in the May 31, 2016 Annual Reports to Shareholders of Active Portfolios® Multi-Manager Value Fund, Columbia Commodity Strategy Fund, Columbia Dividend Opportunity Fund, Columbia Diversified Equity Income Fund, Columbia Flexible Capital Income Fund, Columbia High Yield Bond Fund, Columbia Mortgage Opportunities Fund, Columbia Select Large-Cap Value Fund, Columbia Small/Mid Cap Value Fund, Columbia Select Smaller-Cap Value Fund, Columbia Seligman Communications and Information Fund and Columbia U.S. Government Mortgage Fund (twelve of the funds constituting Columbia Funds Series Trust II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

September 27, 2016